As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-0724736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 North Park Place, Suite 201 Morristown, New Jersey 07960 (800) 793-2145
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas L. Drysdale
President and Chief Executive Officer
10 North Park Place, Suite 201
Morristown, New Jersey 07960
(800) 793-2145
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas S. Levato, Esq.
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
(212) 813-8800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $0.01 par value	(2)	(3)	(3)	—
Preferred Stock, $0.01 par value	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Subscription Rights	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total	(2)	(3)	$300,000,000	$34,860

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)
Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants, subscription rights and units is being registered as may from time to time be issued at indeterminate prices at an aggregate initial offering price not to exceed $300,000,000. This Registration Statement also includes such indeterminable amount of common stock, preferred stock and debt securities as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale of up to $300,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, subscription rights and units; and

●
a sales agreement prospectus covering the offering, issuance and sale of up to $100,000,000 of shares of the registrant’s common stock that may be issued and sold under the Controlled Equity OfferingSM Sales Agreement, dated November 7, 2014, as amended (the “Sales Agreement”), between the registrant and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 7, 2014

PROSPECTUS

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

We may offer and sell, from time to time, in one or more offerings, up to $300,000,000 of our common stock, preferred stock, debt securities, warrants, subscription rights or units described in this prospectus, either separately or together with other securities described in this prospectus.

Each time securities are offered pursuant to this prospectus, we will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we will describe the type and amount of securities we are offering, the initial public offering price, the net proceeds we expect to receive and the other terms of the offering.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol "PTX." On November 5, 2014, the last reported sale price of our common stock on the NASDAQ Global Market was $9.31 per share.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 5 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2014.

i

ABOUT THIS PROSPECTUS

                   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $300,000,000.

                   This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement or related free writing prospectus together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

                   You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

                   This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act."  For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading "Risk Factors" in this prospectus and our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.   If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

                   You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.  Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

OUR COMPANY

                   This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

References in this prospectus to the terms “Pernix,” “company,” “we,” “our” or “us” or other similar terms means Pernix Therapeutics Holdings, Inc. and its subsidiaries.

Overview

We are a specialty pharmaceutical company focused on the acquisition, development and commercialization of prescription drugs, primarily for the U.S. market.  The Company targets underserved therapeutic areas, such as central nervous system (CNS), including neurology and psychiatry, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC (“Macoven”) and Cypress Pharmaceuticals, Inc. (“Cypress”).

The Company’s branded products include TREXIMET®, a medication indicated for the acute treatment of migraine pain and inflammation, SILENOR®, a non-controlled substance and approved medication for the treatment of insomnia characterized by difficulty with sleep, CEDAX®, an antibiotic for middle ear infections, and a family of prescription products for cough and cold (ZUTRIPRO®, REZIRA®, and VITUZ®). The Company recently entered into an agreement with a third party to promote the Company’s prescription treatments for cough and cold (ZUTRIPRO, REZIRA, and VITUZ).  The Company also has an Exclusive License Agreement with Osmotica Pharmaceutical Corp. to promote KHEDEZLA™, Extended-Release Tablets, 50 and 100 mg for major depressive disorder.  As described below, the Company completed the acquisition of the United States (“U.S.”) intellectual property rights to the migraine product, TREXIMET on August 20, 2014.

The Company promotes its branded products through its sales and marketing organization that covers approximately 100 sales territories.  The Company will also supplement its sales effort from time to time by contracting with other third party marketing organizations to assist in promoting certain of its products.

The Company sells its generic products in the areas of cough and cold, pain, vitamins, dermatology, antibiotics and gastroenterology through its wholly-owned subsidiaries, Macoven and Cypress.

Recent Developments

On August 20, 2014 we announced the closing of our acquisition of the U.S. rights to Treximet® (sumatriptan / naproxen sodium) for the acute treatment of migraine attacks with or without aura in adults from GlaxoSmithKline plc, or GSK, for an upfront purchase price of $250,000,000, plus up to an additional $17,000,000 if the U.S. Food & Drug Administration authorizes the filing of a sNDA for the purpose of pediatric exclusivity, subject to certain deductions based on delays in supplying the commercial product to the company. Subsequently, the deductions resulting from delays in supplying the commercial product reduced the $17,000,000 payable amount to approximately $1,950,000.  As a condition to closing, GSK will continue to manufacture Treximet® under a long-term Supply Agreement with us.  In addition, GSK assigned to us GSK’s rights under the Product Development and Commercialization Agreement, or the PDC Agreement, between GSK and POZEN, Inc., and the amended the PDC Agreement to facilitate further development of Treximet®.  Under the amendment, we will complete the filing with the U.S. Food & Drug Administration for exclusivity for the pediatric indication for Treximet® and undertake certain new activities to extend the product’s life.   In addition, we released certain restrictions on POZEN’s right to develop and commercialize additional dosage forms of sumatriptan/naproxen combinations outside of the United States.

Treximet® is covered by three patents in the U.S. which expire August 14, 2017. In addition, we will be seeking pediatric exclusivity and other potential FDA exclusivity options which may provide an additional six months to three years of exclusivity.

In connection with the Treximet® acquisition, we issued $220,000,000 aggregate principal amount of 12% Senior Secured Notes due 2020 pursuant to an indenture with U.S. Bank National Association as trustee and collateral agent. We received aggregate gross proceeds of $220,000,000, which were used to fund a portion of the $250,000,000 cash consideration of the purchase price for Treximet®.  The balance of the purchase price was funded by cash on hand.

Company Information

Our common stock trades on the NASDAQ Global Market, or NASDAQ, under the trading symbol “PTX.”

Our principal executive office is at 10 North Park Place, Suite 201, Morristown, New Jersey 07960, and our telephone number is (800) 793-2145.  Our website address is www.pernixtx.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time by our future filings under the Exchange Act, when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures.  Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

DESCRIPTION OF OUR COMMON STOCK

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our certificate of incorporation and our by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue up to 90,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2014, there were  38,204,068 shares of our common stock outstanding.

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors.

Our certificate of incorporation and by-laws do not provide for cumulative voting rights. Because of this, subject to the voting rights of any outstanding shares of preferred stock, the holders of a majority of our issued and outstanding common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series B Junior Participating Stock and holders of shares of any other series of our preferred stock that we may classify and issue in the future.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Market.  The trading symbol for our common stock is “PTX.”

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

DESCRIPTION OF OUR PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our certificate of incorporation and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated Series B Junior Participating Stock.  As of September 30, 2014, there were no shares of preferred stock outstanding.

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ Global Market rules), to (1) issue up to 1,000,000 shares of Series B Junior Participating Stock, and (2) designate and issue up to 9,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of the shares of each such series, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding or above the amount authorized in our certificate of incorporation.  These rights, powers, restrictions and limitations could rank senior to and adversely impact holders of our common stock and other series of preferred stock, and may provide the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other series of preferred stock.  For example, each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of the common stock.  There are currently no shares of Series B Junior Participating Stock outstanding.

Additionally, we may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of other series of preferred stock in the articles supplementary relating to that series. We may file as an exhibit to the registration statement of which this prospectus is a part, or may incorporate by reference from reports that we file with the SEC, the form of any articles supplementary that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description may include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully-paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation preference and other rights that could adversely affect the voting power or other rights of the holders of our common stock and any other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

As of September 30, 2014, we have outstanding (a) $65,000,000 of 8.00% Convertible Senior Notes due 2019 and (b) $220,000,000 of 12% Senior Secured Notes due 2020.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

  If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

                 These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

                We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

                 Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

                  In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

                  Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

                  In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

                 We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

           At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

                   Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

                   We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

                   The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

                   Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

                   Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

           We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

                   All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

                   The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

                   The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus.  The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                   The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

8.00% Convertible Senior Notes due 2019

   On February 21, 2014, we issued $65,000,000 aggregate principal amount of 8.00% Convertible Senior Notes due 2019 (the “February 2014 Notes”).  The February 2014 Notes were offered and sold only to institutional accredited investors and pursuant to Rule 4(a)(2) of the Securities Act.

   The February 2014 Notes are governed by the terms of an indenture (the “February 2014 Indenture”), dated as of February 21, 2014, between the company and Wilmington Trust, National Association, as trustee (the “February 2014 Trustee”).  The February 2014 Notes are the senior unsecured obligations of the company and bear interest at a rate of 8.00% per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on June 15, 2014. The February 2014 Notes will mature on February 15, 2019, unless earlier converted or repurchased. The February 2014 Notes will be convertible into shares of our common stock at an initial conversion rate of 277.7778 shares of common stock per $1,000 principal amount of the February 2014 Notes, which corresponds to an initial conversion price of approximately $3.60 per share of common stock.

   The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends, payment of cash dividends and the below-market-price issuance of common stock. At any time prior to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their February 2014 Notes at their option.  If, upon the occurrence of a change of control, as described in the February 2014 Indenture, a holder elects to convert its February 2014 Notes in connection with such change of control, such holder may be entitled to an increase in the conversion rate as described in the February 2014 Indenture.  To the extent such increase in the conversion rate would result in the conversion price of the February 2014 Notes to be less than $2.3278 per share (subject to adjustment) and equal to or greater than $2.09 per share (subject to adjustment), we will be obligated to deliver cash in lieu of any share that was not delivered on account of such limitation.

   We may not redeem the February 2014 Notes prior to the maturity date and no “sinking fund” is provided for the February 2014 Notes, which means that we are not required to periodically redeem or retire the February 2014 Notes. Upon the occurrence of a change of control, as described in the February 2014 Indenture, holders of the February 2014 Notes may require us to repurchase for cash all or part of their February 2014 Notes at a repurchase price equal to 100% plus a specified percentage (that is initially 40% and declines over the life of the notes) of the principal amount of the February 2014 Notes to be repurchased, plus accrued and unpaid interest.

   The February 2014 Indenture contains restrictive covenants that, among other things, restrict our ability to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, our capital stock; (iii) make certain investments, purchase certain assets or other restricted payments; (iv) sell assets, including in connection with sale-leaseback transactions; (v) create liens; (vi) enter into transactions with affiliates; (vii) make lease payments in excess of an agreed to threshold; and (viii) merge, consolidate or transfer all or substantially all of our assets. In addition, we are also required to maintain a minimum liquidity of $8.0 million at all times. Many of these covenants are subject to a number of important limitations and exceptions under the February 2014 Indenture.

   For a complete and detailed description of the terms and conditions of the February 2014 Notes and the February 2014 Indenture, see our Current Report on Form 8-K filed with the SEC on February 26, 2014.

$220,000,000 of 12% Senior Secured Notes due 2020

   On August 19, 2014, we  issued $220,000,000 aggregate principal amount of our 12% Senior Secured Notes due 2020 (the “August 2014 Notes”) pursuant to an Indenture (the “August 2014 Indenture”) dated as of August 19, 2014 among us, certain of our subsidiaries (the “Guarantors”) and U.S. Bank National Association (the “August 2014 Trustee”), as trustee and collateral agent.

   The August 2014 Notes mature on August 1, 2020 and bear interest at a rate of 12% per annum, payable in arrears on February 1 and August 1 of each year (each, a “Payment Date”), beginning on February 1, 2015.  On each Payment Date, commencing August 1, 2015, we will pay an installment of principal of the August 2014 Notes in an amount equal to 50% of net sales of Treximet® for the two consecutive fiscal quarters immediately preceding such Payment Date (less the amount of interest paid on the August 2014 Notes on such Payment Date).

                   The August 2014 Notes are unconditionally guaranteed, jointly and severally, by the Guarantors.  The August 2014 Notes and the guarantees of the Guarantors are secured by a continuing first-priority security interest in substantially all of our assets and the assets of the Guarantors related to Treximet®, other than inventory and certain inventory related assets, including accounts arising from the sale of the inventory.

                    We may redeem the August 2014 Notes at our option, in whole at any time or in part from time to time, on any business day, on not less than 30 days’ nor more than 60 days’ prior notice provided to each holder’s registered address.  If such redemption is prior to August 1, 2015, the redemption price is equal to the greater of (i) the principal amount of the August 2014 Notes being redeemed and (ii) the present value, discounted at the applicable treasury rate of the principal amount of the August 2014 Notes being redeemed plus 1.00%, of such principal payment amounts and interest at the rate per annum shown above on the outstanding principal balance of the August 2014 Notes being redeemed assuming the principal balances are amortized at the times and in the assumed amounts set forth on Schedule A to the August 2014 Indenture).  If such redemption occurs (i) on or after August 1, 2015 and prior to August 1, 2016, the redemption price will equal 106% of the outstanding principal amount of August 2014 Notes being redeemed plus accrued and unpaid interest thereon, (ii) on or after August 1, 2016 and prior to August 1, 2017, the redemption price will equal 103% of the outstanding principal amount of the August 2014 Notes being redeemed plus accrued and unpaid interest thereon and (iii) on or after August 1, 2017, the redemption price will equal 100% of the outstanding principal amount of the August 2014 Notes being redeemed plus accrued and unpaid interest thereon.

                   The August 2014 Indenture contains covenants that limit our ability and the ability of the Guarantors to, among other things: incur certain additional indebtedness; pay dividends on, redeem or repurchase stock or make other distributions in respect of its capital stock; repurchase, prepay or redeem certain indebtedness; make certain investments; create restrictions on the ability of the Guarantors to pay dividends to us or make other intercompany transfers; create liens; transfer or sell assets; consolidate, merge or sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. Upon the occurrence of certain events constituting a change of control, we are required to make an offer to repurchase all of the August 2014 Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to the repurchase date.

   The August 2014 Indenture provides that an Event of Default (as defined in the August 2014 Indenture) will occur if, among other things, (a) we default in any payment of interest on any August 2014 Note when due and payable, and such default continues for a period of 30 days; (b) we default in the payment of principal of or premium, if any, on any August 2014 Note when due and payable on the maturity date, upon declaration of acceleration or otherwise, or to pay the change of control repurchase price, when due and payable, and such default continues for a period of five days; (c)  failure to make a repurchase offer in the event of a change in control when required under the August 2014 Indenture, which continues for three business days; (d) we or any Guarantor fails to comply with certain covenants after receiving written notice from the August 2014 Trustee or the holders of more than 25% of the principal amount of the outstanding August 2014 Notes ; (e) we or any Guarantor defaults with respect to other indebtedness for borrowed money in excess of $8,000,000 and such default is not cured within 30 days after written notice from the August 2014 Trustee or the holders of more than 25% of the principal amount of the outstanding August 2014 Notes; (f) we or any Guarantor has rendered against it a final judgment for the payment of $8,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) under certain circumstances; (g) certain bankruptcy, insolvency, liquidation, reorganization or similar events occur with respect to us or any Guarantor; (h) a guarantee of the August 2014 Notes (with certain exceptions) is held to be unenforceable or invalid in a judicial proceeding or ceases to be in full force and effect or a Guarantor disaffirms its obligations under its guarantee of the August 2014 Notes, and (i) certain changes in control of a Guarantor.

   For a complete and detailed description of the terms and conditions of the August 2014 Notes and the August 2014 Indenture, see our Current Report on Form 8-K filed with the SEC on August 22, 2014.

Registration Rights

   On February 21, 2014, in connection with our private placement of the February 2014 Notes, we entered into registration rights agreements with each of the purchasers of the February 2014 Notes pursuant to which we agreed to provide certain registration rights with respect to the common stock issuable upon conversion of the February 2014 Notes.  Concurrently with the filing of the registration statement to which this prospectus forms a part, we filed a resale registration statement in satisfaction of piggy back registration rights exercised by certain of the note holders.

DESCRIPTION OF OUR WARRANTS

                   The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

                   As of September 30, 2014, we have outstanding (a) warrants to purchase 469,000 shares of common stock issued in connection with our acquisition of Somaxon Pharmaceuticals, Inc. having exercise prices ranging from $7.70 to $90.72 and expiration dates ranging from July 2016 through August 2021, and (b) warrants to purchase 500,000 shares of common stock issued in connection with our acquisition of the Treximet® product from GlaxoSmithKline plc having an exercise price equal to $4.28 per share and an expiration date of February 28, 2018.

   We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of these warrant agreements and forms of the warrant certificates representing the warrants as exhibits to the registration statement, of which this prospectus is a part, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

                   The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

                   We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which such right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

   Warrants for the purchase of debt securities will be in registered form only.

                    If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

●
the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or

●	adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

   Warrants for the purchase of common stock or preferred stock will be in registered form only.

Exercise of Warrants

                   Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

                   A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

                   If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

                   We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

                   Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

                   Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

                   Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

                   If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

                   The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

                   We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

                   The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

                   The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF OUR UNITS

                   This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

                   As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights or any combination of such securities.

                   The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●
the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, warrants, or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

   The following summary of certain provisions of Maryland law and of our certificate of incorporation and by-laws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our certificate of incorporation and by-laws. See “Where You Can Find More Information” or information on how to obtain documents from us, including our certificate of incorporation and by-laws.

Our Board of Directors

Our by-laws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the Maryland General Corporate Law (the “MGCL”) nor more than 9.  Our board currently is set at five directors.  As of September 30, 2014, our board of directors had four members and one vacancy remaining to be filled.  In accordance with the provisions of Section 3-804(c) of the MGCL, our certificate of incorporation and by-laws, a vacancy on our board of directors, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors until a successor is elected and qualifies. However, a vacancy created by the removal of a director pursuant to the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, will be filled by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present.  Pursuant to our by-laws, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under the MGCL. Except as provided with respect to any other class or series of stock, including any Series B Junior Participating

Stock, the holders of our common stock possess the exclusive voting power. Each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of our common stock. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders and subject to any outstanding shares of Series B Junior Participating Stock or other preferred stock, the holders of a majority of the shares of our issued and outstanding common stock have the ability to elect all of our directors.

Business Combinations

   Under the MGCL, certain “business combinations” (defined in the MGCL) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  The MGCL defines an interested stockholder as any person who:

●	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation, or

●
is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

   A person is not an interested stockholder under the statute if our board of directors approved in advance the most recent transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by it.

   Business combinations are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the company.

   After the five-year moratorium period described above, any business combination between the company and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, and

●
two-thirds (2/3) of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by an affiliate or associate of the interested stockholder voting together in a single voting group, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

   These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

   The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

●	a person who makes or proposes to make a control share acquisition,

●	an officer of the corporation, or

●	an employee of the corporation who is also a director of the corporation.

                   “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

    Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval in accordance with the MGCL. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

   A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.  If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver the statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value.

    Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved by the stockholders at a special meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or by-laws.

   Our by-laws contain a provision exempting from the control share acquisition statute any and all acquisitions of our capital stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future, and our board of directors may do so on a retroactive basis.

Subtitle 8

   Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or by-laws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or by-laws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide, except in vacancies created by the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our certificate of incorporation and by-laws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships and fill vacancies, subject to the limitations set forth in our by-laws, and require, unless called by our president, a majority of our board of directors or a majority of our independent directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board; however, our board may elect to do so in the future without stockholder approval.

Charter Amendments and Extraordinary Transactions

   Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our certificate of incorporation does not provide for a lesser percentage of votes for stockholder approval of the dissolution, merger, sale of all or substantially all of the company’s assets or share exchange on the part of the company.  However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets or engage in other extraordinary actions without any vote of the corporation’s stockholders.

   Our certificate of incorporation generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the sections of our certificate of incorporation relating to removal of directors, the prohibition on cumulative voting in the election of directors, the requirements for independent directors, the prohibition on preemptive rights (except as provided in the terms of any series of preferred stock), indemnification and limitation of liability of directors and officers, and amendment of the charter.  Currently, there are no provisions of our certificate of incorporation granting cumulative voting or preemptive rights to holders of our capital stock.

                    In addition, our board may, upon the vote of a majority of our board of directors acting without stockholder approval, increase (up to the maximum number authorized under our certificate of incorporation but unissued) or decrease (to an amount not less than the total amount then outstanding) the number of shares of stock of any class that the corporation has authority to issue.

By-law Amendments

   Our board of directors has the exclusive power to adopt, alter or repeal any provision of our by-laws and to make new by-laws, provided that amendment of certain provisions in our by-laws requires the affirmative vote of 80% of our entire board of directors.

Advance Notice of Director Nominations and New Business

   Our by-laws provide that:

●	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our board of directors; or

●	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our by-laws; and

●
with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only pursuant to our notice of the meeting, provided that the president, a majority of the board of directors (or of the independent directors) or the secretary of the company (upon request of holders of shares entitled to cast a majority of all the votes entitled to be cast at such meeting), shall be permitted to call and propose matters to be acted on at a special meeting.

   The advance notice procedures of our by-laws generally provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Certificate of Incorporation and By-laws

   The provisions of our certificate of incorporation on removal of directors and the advance notice provisions of the by-laws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the by-laws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

LEGAL OWNERSHIP OF SECURITIES

                   We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

                   We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

                   Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depository or its participants. Consequently, for global securities, we will recognize only the depository as the holder of the securities, and we will make all payments on the securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

                   As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

                   We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

                   For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

                   Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

                   For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

                   If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are global securities, how the depository’s rules and procedures will affect these matters.

Global Securities

                   A global security is a security which represents one or any other number of individual securities held by a depository. Generally, all securities represented by the same global securities will have the same terms.

                   Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all global securities issued under this prospectus.

                   A global security may not be transferred to or registered in the name of anyone other than the depository, its nominee or a successor depository, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

                   If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

                   As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depository, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depository that holds the global security.

                   If securities are issued only as a global security, an investor should be aware of the following:

●
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●
The depository’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way;

●
The depository may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
Financial institutions that participate in the depository’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

                   In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

                   A global security will terminate when the following special situations occur:

●
if the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global security and we do not appoint another institution to act as depository within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

                   The prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depository, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

                   We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

                   The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

                   The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

                   If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

                   Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                   Any underwriters who are qualified market makers on NASDAQ (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our common stock, preferred stock, debt securities, warrants, subscription rights or units, as applicable, on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

                   Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

                   If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

                   We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

                   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

                   We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

                   If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

                   Direct sales to investors or our stockholders may be accomplished through subscription offerings or through subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration.

General Information

                   We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

                   Certain legal matters with respect to the securities offered hereby have been passed upon by Goodwin Procter LLP, New York, New York.   Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

                   Cherry Bekaert LLP, independent registered public accounting firm, has audited (i) our consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2013, and (ii) the statement of assets acquired of the Treximet® product line as of August 20, 2014 included in our Current Report on Form 8-K/A dated August 19, 2014, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and management's assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

    The audited historical statements of revenues and certain direct expenses of the Treximet® product line of GlaxoSmithKline plc included as exhibit 99.3 to Pernix Therapeutics Holdings Inc.’s Current Report on Form 8-K dated August 19, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

                   The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

                   We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

3.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014

4.
Our Current Reports on Form 8-K or 8-K/A as filed on February 4, 2014, February 7, 2014, February 26, 2014, February 28, 2014, March 11, 2014, March 17, 2014, March 21, 2014, April 3, 2014, April 28, 2014, April 30, 2014, May 8, 2014, May 16, 2014, June 19, 2014, June 25, 2014, August 22, 2014, and October 9, 2014;

5.	Our Definitive Proxy Statement on Schedule 14A as filed on April 28, 2014; and

6.	The description of our capital stock contained in Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010.

                   We also incorporate by reference any filings made with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part including filings made prior to the effectiveness of the registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

                   We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960, (800) 793-2145.

WHERE YOU CAN FIND MORE INFORMATION

                   We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Our Internet site is www.pernixtx.com.  Information contained on our Internet site is not a part of this prospectus.

                   This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, subscription rights and units being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

                   This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 7, 2014

PROSPECTUS

Up to $100,000,000 of Shares

Common Stock

   We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, pursuant to which we may offer and sell shares of our common stock from time to time through Cantor, acting as agent, having an aggregate offering price of up to $100,000,000.

   Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Cantor will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.  JMP Securities LLC, or JMP, is serving as a financial advisor to us in connection with this offering.

   Cantor will be entitled to compensation under the terms of the sales agreement at a commission rate equal to up to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor may be deemed to be underwriting commissions or discounts.

   Our common stock is listed on the NASDAQ Global Market under the symbol “PTX.” On November 5, 2014, the last reported sale price of our common stock on the NASDAQ Global Market was $9.31 per share.

   Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 and under similar headings in the other documents that are incorporated by reference herein.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2014.

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ABOUT THIS PROSPECTUS

                   This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

   This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus— the statement in the document having the later date modifies or supersedes the earlier statement.

   You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

                   This prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.   If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

                   You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.  Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any free writing prospectus and in the documents incorporated by reference.

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OUR COMPANY

                   This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

   References in this prospectus to the terms “Pernix,” “company,” “we,” “our” or “us” or other similar terms means Pernix Therapeutics Holdings, Inc. and its subsidiaries.

Overview

We are a specialty pharmaceutical company focused on the acquisition, development and commercialization of prescription drugs, primarily for the U.S. market.  The Company targets underserved therapeutic areas, such as central nervous system (CNS), including neurology and psychiatry, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its Pernix sales force, uses contracted sales organizations to market its non-core cough and cold products, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC (“Macoven”) and Cypress Pharmaceuticals, Inc. (“Cypress”).

The Company’s branded products include TREXIMET®, a medication indicated for the acute treatment of migraine pain and inflammation, SILENOR®, a non-controlled substance and approved medication for the treatment of insomnia characterized by difficulty with sleep, CEDAX®, an antibiotic for middle ear infections, and a family of prescription products for cough and cold (ZUTRIPRO®, REZIRA®, and VITUZ®). The Company recently entered into an agreement with a third party to promote the Company’s prescription treatments for cough and cold (ZUTRIPRO, REZIRA, and VITUZ).  The Company also has an Exclusive License Agreement with Osmotica Pharmaceutical Corp. to promote KHEDEZLA™, Extended-Release Tablets, 50 and 100 mg for major depressive disorder.  As described below, the Company completed the acquisition of the United States (“U.S.”) intellectual property rights to the migraine product, TREXIMET on August 20, 2014.

The Company promotes its branded products through its sales and marketing organization that covers approximately 100 sales territories.  The Company will also supplement its sales effort from time to time by contracting with other third party marketing organizations to assist in promoting certain of its products.

The Company sells its generic products in the areas of cough and cold, pain, vitamins, dermatology, antibiotics and gastroenterology through its wholly-owned subsidiaries, Macoven and Cypress.

Recent Developments

                   On August 20, 2014 we announced the closing of our acquisition of the U.S. rights to Treximet® (sumatriptan / naproxen sodium) for the acute treatment of migraine attacks with or without aura in adults from GlaxoSmithKline plc, or GSK, for an upfront purchase price of $250,000,000, plus up to an additional $17,000,000 if the U.S. Food & Drug Administration authorizes the filing of a sNDA for the purpose of pediatric exclusivity, subject to certain deductions based on delays in supplying the commercial product to the company. Subsequently, the deductions resulting from delays in supplying the commercial product reduced the $17,000,000 payable amount to approximately $1,950,000.  As a condition to closing, GSK will continue to manufacture Treximet® under a long-term Supply Agreement with us.  In addition, GSK assigned to us GSK’s rights under the Product Development and

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Commercialization Agreement, or the PDC Agreement, between GSK and POZEN, Inc., and the amended the PDC Agreement to facilitate further development of Treximet®.  Under the amendment, we will complete the filing with the U.S. Food & Drug Administration for exclusivity for the pediatric indication for Treximet® and undertake certain new activities to extend the product’s life.   In addition, we released certain restrictions on POZEN’s right to develop and commercialize additional dosage forms of sumatriptan/naproxen combinations outside of the United States.

   Treximet® is covered by three patents in the U.S. which expire August 14, 2017. In addition, we will be seeking pediatric exclusivity and other potential FDA exclusivity options which may provide an additional six months to three years of exclusivity.

   In connection with the Treximet® acquisition, we issued $220,000,000 aggregate principal amount of 12% Senior Secured Notes due 2020 pursuant to an indenture with U.S. Bank National Association as trustee and collateral agent. We received aggregate gross proceeds of $220,000,000, which were used to fund a portion of the $250,000,000 cash consideration of the purchase price for Treximet®.  The balance of the purchase price was funded by cash on hand.

Company Information

                   Our common stock trades on the NASDAQ Global Market, or NASDAQ, under the trading symbol “PTX.”

                   Our principal executive office is at 10 North Park Place, Suite 201, Morristown, New Jersey 07960, and our telephone number is (800) 793-2145.  Our website address is www.pernixtx.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At-the-market offering” that may be made from time to time through our agent, Cantor. See “Plan of Distribution.”

Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures.  See “Use of Proceeds”.

NASDAQ Global Market listing	PTX

Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

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RISK FACTORS

    Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

       Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

       The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 10,741,138 shares of our common stock are sold at a price of $9.31 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the NASDAQ Global Market on November 5, 2014, for aggregate gross proceeds of $100,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $7.75 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2014, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

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You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

   We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures.   As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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DILUTION

   If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2014, was approximately $(20.6) million, or $(0.54) per share.

   After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $100,000,000 at an assumed offering price of $9.31 per share, the last reported sale price of our common stock on the NASDAQ Global Market on November 5, 2014, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2014 would have been $76.2 million, or $1.56 per share of common stock. This represents an immediate increase in the net tangible book value of $2.10 per share to our existing stockholders and an immediate dilution in net tangible book value of $7.75  per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share			$9.31
Net tangible book value per share as of June 30, 2014	$(0.54)
Increase per share attributable to new investors	$2.10
		$
As adjusted net tangible book value per share as of June 30, 2014, after giving effect to this offering			1.56

Dilution per share to new investors purchasing shares in this offering			$7.75

   The table above assumes for illustrative purposes that an aggregate of 10,741,138 shares of our common stock are sold pursuant to this prospectus at a price of $9.31 per share, the last reported sale price of our common stock on the NASDAQ Global Market on November 5, 2014, for aggregate gross proceeds of $100,000,000. The shares are being sold from time to time at various prices pursuant to the sales agreement with Cantor. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $9.31 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.58 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $8.23 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $9.31 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.54 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $7.27 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

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   The above discussion and table are based on 38,043,889 shares of our common stock issued and outstanding as of June 30, 2014.

   To the extent that options or warrants outstanding as of June 30, 2014, have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF OUR COMMON STOCK

                   We are authorized to issue up to 90,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2014, there were 38,204,068 shares of our common stock outstanding.

                   Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors.

   Our certificate of incorporation and by-laws do not provide for cumulative voting rights. Because of this, subject to the voting rights of any outstanding shares of preferred stock, the holders of a majority of our issued and outstanding common stock entitled to vote in any election of directors can elect all of the directors standing for election.

   Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

   In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

   The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions.

   The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series B Junior Participating Stock and holders of shares of any other series of our preferred stock that we may classify and issue in the future.

                   Our common stock is listed on the NASDAQ Global Market.  The trading symbol for our common stock is “PTX.”

                   Computershare is the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

        In accordance with the terms of our Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, we may offer and sell shares of our common stock from time to time through Cantor, acting as agent, having an aggregate offering price of up to $100,000,000.   This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of our Controlled Equity OfferingSM Sales Agreement that we entered into with Cantor is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

       Cantor may sell the common stock by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market or any other existing trading market for the common stock in the U.S. or to or through a market maker. Cantor may also sell the common stock in negotiated transactions, subject to our prior approval.

       Each time we wish to issue and sell common stock under the sales agreement, we will notify Cantor of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Cantor, unless it declines to accept the terms of this notice, Cantor has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cantor under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

       The settlement between us and Cantor is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

       Pursuant to the sales agreement, Cantor will be entitled to a commission equal to an aggregate of up to 3.0% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, Cantor may, and will with respect to sales effected in an “at-the-market-offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor with respect to certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000.  We estimate that the total expenses for the offering, excluding compensation payable to the Cantor under the terms of the sales agreement, will be approximately $125,000.

       Cantor has entered into a fee sharing agreement with JMP Securities LLC, or JMP, pursuant to which JMP will be entitled to receive one third (1/3) of the net commissions payable to Cantor solely with respect to the additional up to $100,000,000 of sales of our common stock under the sales agreement in consideration for JMP’s services to us as a financial advisor under this offering. Other than serving as a financial advisor to us, JMP will have no other obligation or responsibility in connection with the sale of the common stock covered by this prospectus supplement.

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       The offering of common stock pursuant to the sales agreement and this prospectus will terminate upon the earlier of (1) the sale of our common stock provided for in this prospectus, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon 10 days prior notice.

       Cantor and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have or may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

       This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

       Goodwin Procter LLP, New York, New York, has passed upon the validity of the common stock offered by this prospectus. Reed Smith LLP, New York, New York, is counsel for Cantor in connection with this offering.

EXPERTS

                   Cherry Bekaert LLP, independent registered public accounting firm, has audited (i) our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2013, and (ii) the statement of assets acquired of the Treximet® product line as of August 20, 2014 included in our Current Report on Form 8-K/A dated August 19, 2014, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and management’s assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

   The audited historical statements of revenues and certain direct expenses of the Treximet® product line of GlaxoSmithKline plc included as exhibit 99.3 to Pernix Therapeutics Holdings Inc.’s Current Report on Form 8-K dated August 19, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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DOCUMENTS INCORPORATED BY REFERENCE

                   The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

                   We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

3.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014

4.
Our Current Reports on Form 8-K or 8-K/A as filed on February 4, 2014, February 7, 2014, February 26, 2014, February 28, 2014, March 11, 2014, March 17, 2014, March 21, 2014, April 3, 2014, April 28, 2014, April 30, 2014, May 8, 2014, May 16, 2014, June 19, 2014, June 25, 2014, August 22, 2014, and October 9, 2014;

5.	Our Definitive Proxy Statement on Schedule 14A as filed on April 28, 2014; and

6.	The description of our capital stock contained in Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010.

                   We also incorporate by reference any filings made with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part including filings made prior to the effectiveness of the registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

                   We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960, (800) 793-2145.

12

WHERE YOU CAN FIND MORE INFORMATION

                   We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Our Internet site is www.pernixtx.com.  Information contained on our Internet site is not a part of this prospectus.

                   This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

                   This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

13

Up to $100,000,000 of Shares

Common Stock

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

                   The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Pernix Therapeutics Holdings, Inc.:

SEC Registration Fee		$34,860
NASDAQ Fees	$	*
Transfer Agent Fees	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing and Miscellaneous Fees	$	*
Total	$	*
_______________________

*	These fees are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

   Maryland General Corporation Law.  Section 2-405.2 of Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                   Section 2-418(d) of the MGCL requires a corporation (unless its charter provides otherwise) to indemnify a present or former director of the corporation who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director was made a party by reason of the director’s service in that capacity. Section 2-418(b) of the MGCL permits a corporation to indemnify its present or former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with any proceeding to which the director is made a party by reason of the director’s service as a director, unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If, however, the proceeding was one by or in the right of the corporation and the director was adjudged liable to the corporation, the corporation may not indemnify the director. Section 2-418(f) permits a corporation to pay or reimburse reasonable expenses incurred by a director who is a party to such a proceeding in advance of the final disposition of the proceeding upon receipt by the corporation of (i) a written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) a written undertaking (that may be unsecured but must be an unlimited general obligation) by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.  Section 2-418(j) of the MGCL also requires a corporation to indemnify an officer of the corporation to the same extent that it must indemnify a director as provided in Section 2-418(d) of the MGCL unless limited by the charter and permits a corporation to indemnify and advance expenses to its officers, employees and agents to the same extent that it may indemnify and advance expenses to its directors.

   The indemnification provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

   A Maryland corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

   Pernix Therapeutics Holdings, Inc.  Our certificate of incorporation and by-laws limit the liability of our directors and officers for money damages to the company and its stockholders to the fullest extent permitted from time to time by the MGCL.

   Our certificate of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent permitted under MGCL Section 2-418. Our certificate of incorporation and by-laws also provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by us in advance of the final disposition of the action, suit or proceeding to the fullest extent permitted under MGCL Section 2-418.

   Our certificate of incorporation and by-laws also require us to purchase and maintain director and officer insurance.

Item 16.    Exhibits.

                   The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.
+1.2	Controlled Equity OfferingSM Sales Agreement, dated November 7, 2014, by and between Pernix Therapeutics Holdings, Inc. and Cantor Fitzgerald & Co.
3.1	Articles of Incorporation of Pernix Therapeutics Holdings, Inc. (1)
3.2	By-laws of Pernix Therapeutics Holdings, Inc. (1)
4.1	Form of certificate representing shares of common stock of Pernix Therapeutics Holdings, Inc. (2)
*4.2	Form of Certificate of Designation of Preferred Stock.
*4.3	Form of Preferred Stock Certificate.
*4.4	Form of Rights Certificate.
+4.5	Form of Senior Indenture between Pernix Therapeutics Holdings, Inc. and one or more trustees to be named.
+4.6	Form of Subordinated Indenture between Pernix Therapeutics Holdings, Inc. and one or more trustees to be named.
*4.7	Form of Senior Note.
*4.8	Form of Subordinated Note.
+4.9	Form of Common Stock Warrant Agreement and Warrant Certificate.
+4.10	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

Exhibit No.	Description of Documents
+4.11	Form of Debt Securities Warrant Agreement and Warrant Certificate.
*4.12	Form of Unit Certificate.
+5.1	Opinion of Goodwin Procter LLP relating to the base prospectus.
+5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus.
*12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
+23.1	Consent of Cherry Bekaert LLP, independent registered public accounting firm.
+23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
+23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
+23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.2).
+24	Powers of Attorney (included in the signature pages of this registration statement).
**25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture.
**25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture.

+           Filed herewith.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.

(1)	Incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 15, 2010.

(2)	Incorporated herein by reference to the registrant's Annual Report on Form 10-K filed with the SEC on March 29, 2012.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and  price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

                   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, the State of New Jersey, on this 7th day of November, 2014.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Douglas L. Drysdale
Douglas L. Drysdale
President and Chief Executive Officer

POWER OF ATTORNEY

                   We, the undersigned officers and directors of Pernix Therapeutics Holdings, Inc. hereby severally constitute and appoint Douglas L. Drysdale and Sanjay S. Patel, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, including any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Pernix Therapeutics Holdings, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

                   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas L. Drysdale	President, Chief Executive Officer and Chairman	November 7, 2014
Douglas L. Drysdale	(Principal Executive Officer)

/s/ Sanjay S. Patel	Chief Financial Officer	November 7, 2014
Sanjay S. Patel	(Principal Financial Officer)

/s/ Tracy S. Clifford	Vice President of Accounting and Corporate Controller	November 7, 2014
Tracy S. Clifford	(Principal Accounting Officer)

/s/ Steven A. Elms	Director	November 7, 2014
Steven A. Elms

/s/ John Sedor	Director	November 7, 2014
John Sedor

/s/ Anastasios Konidaris	Director	November 7, 2014
Anastasios Konidaris

EXHIBIT INDEX

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.
+1.2	Controlled Equity OfferingSM Sales Agreement, dated November 7, 2014, by and between Pernix Therapeutics Holdings, Inc. and Cantor Fitzgerald & Co.
3.1	Articles of Incorporation of Pernix Therapeutics Holdings, Inc. (1)
3.2	By-laws of Pernix Therapeutics Holdings, Inc. (1)
4.1	Form of certificate representing shares of common stock of Pernix Therapeutics Holdings, Inc. (2)
*4.2	Form of Certificate of Designation of Preferred Stock.
*4.3	Form of Preferred Stock Certificate.
*4.4	Form of Rights Certificate.
+4.5	Form of Senior Indenture between Pernix Therapeutics Holdings, Inc. and one or more trustees to be named.
+4.6	Form of Subordinated Indenture between Pernix Therapeutics Holdings, Inc. and one or more trustees to be named.
*4.7	Form of Senior Note.
*4.8	Form of Subordinated Note.
+4.9	Form of Common Stock Warrant Agreement and Warrant Certificate.
+4.10	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

Exhibit No.	Description of Documents
+4.11	Form of Debt Securities Warrant Agreement and Warrant Certificate.
*4.12	Form of Unit Certificate.
+5.1	Opinion of Goodwin Procter LLP relating to the base prospectus.
+5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus.
*12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
+23.1	Consent of Cherry Bekaert LLP, independent registered public accounting firm.
+23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
+23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
+23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.2).
+24	Powers of Attorney (included in the signature pages of this registration statement).
**25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture.
**25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture.

+           Filed herewith.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.

(1)	Incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the SEC on March 15, 2010.

(2)	Incorporated herein by reference to the registrant's Annual Report on Form 10-K filed with the SEC on March 29, 2012.